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                                                                  EXHIBIT 99.1

                        PRESS RELEASE DATED JUNE 14, 1999


Gish Biomedical Announces Management Change
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IRVINE, Calif.--June 14, 1999--After 17 years of dedicated service, Jeanne M.
Miller, vice president and chief financial officer, Monday announced that she will be leaving the company for personal and family reasons.

Miller has been active in the search for her replacement and will be available during the next six months on a part time basis to help in the transition to a new financial management team.

Miller added, "My part time role at Gish will enable me to enjoy my new family responsibilities at an important time. I will miss working with Jack Brown and the entire Gish team and wish the company well on its future course."

Gish management has concluded its search for a new chief financial officer and expects to announce Miller's successor shortly.

Gish Biomedical designs and manufactures disposable products for use in cardiovascular, orthopedic and oncology surgical procedures.
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Contact:


     Gish Biomedical Inc.
     Jack W. Brown, 800/938-0531 or 949/756-5485